SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 21, 2003	Commission File Number 1-1363

ACRODYNE COMMUNICATIONS, INC.

(Exact name of registrant)

Delaware	11-3067564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10706 Beaver Dam Road
Cockeysville, MD 21030
(Address of principal executive offices and zip code)

(410) 568-1629
(Registrant’s telephone Number)

ACRODYNE COMMUNICATIONS, INC.

Item 5.  Other Events

Acrodyne has made several recent management changes to its internal finance and accounting department.  On April 21, 2003, Acrodyne hired Mr. Richard Murray as a contract employee serving as the principal financial officer.  Mr. Murray will evaluate and oversee the accounting and finance operations, assess the accounting and finance structure, and make recommendations designed to strengthen Acrodyne’s internal finance and accounting department.

Mr. Murray spent seven years with Deloitte & Touche as Audit Manager specializing in manufacturing and retail clients.  Over the next twenty-five years, Mr. Murray was a member of senior management of U.S. Shoe Corporation, a New York Stock Exchange international manufacturer and retailer of apparel and footwear with annual sales of three billion dollars.  During his tenure at U. S. Shoe Corporation, he held the positions of Group Vice President – Finance, Senior Member of the Office of the President, Executive Vice President – Finance and Administration, and Corporate Chief Accounting Officer.  Prior to taking the position with Acrodyne, Mr. Murray was Chief Financial Officer and General Manager for Fascan International, Inc., an importer and distributor of Italian articulated cranes for construction industries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRODYNE COMMUNICATIONS, INC.

By:	/s/ NATHANIEL OSTROFF
Name:	Nathaniel Ostroff
Title:	President and CEO

Dated: April 28, 2003